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Exhibit 5.1

July 12, 2004

Sento Corporation
808 East Utah Valley Drive
American Fork, Utah 84003

Re:	Sento Corporation Registration Statement on Form S-3

        We have acted as counsel to Sento Corporation, a Utah corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3, File No. 333-115945 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering by the selling stockholders of the Company of up to (i) 976,671 shares of common stock of the Company (the "Common Shares") and (ii) 363,556 shares of common stock of the Company to be issued by the Company upon the exercise of warrants to purchase common stock of the Company (the "Warrant Shares").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

        We have examined originals or copies of such corporate records, certificates of officers of the Company and public officials and such other documents as we have deemed necessary for the purpose of rendering this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies and the authenticity of the originals of such copies.

        Based on the foregoing, it is our opinion that:

          (1)   The Common Shares have been legally issued and are fully paid and nonassessable.

          (2)   The Warrant Shares, when issued in accordance with the terms of the governing warrants to purchase common stock, and when the consideration therefor shall have been received by the Company, will be legally issued, fully paid and nonassessable.

        We consent to the use of our name in the under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof, and to the filing of this opinion as an exhibit to the Registration Statement. In giving these consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the general rules and regulations of the Commission.

Very truly yours,

/s/ STOEL RIVES LLP STOEL RIVES LLP

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  Exhibit 5.1